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                                 EXHIBIT 21.1

                                 SUBSIDIARIES
                                      OF
                            R.A.B. HOLDINGS, INC.
                            ---------------------

                           R.A.B. Enterprises, Inc.
                     Millbrook Distribution Services Inc
                           Mano Holding Corporation
                             Mano Holdings I, LLC
                                  Mano Inc.
                            Mano Holdings II, LLC
                       The B. Manischewitz Company, LLC


                                 SUBSIDIARIES
                                      OF
                           R.A.B. ENTERPRISES, INC.
                           ------------------------

                     Millbrook Distribution Services Inc
                           Mano Holding Corporation
                             Mano Holdings I, LLC
                                  Mano Inc.
                            Mano Holdings II, LLC
                       The B. Manischewitz Company, LLC